NEWS RELEASE
May 2, 2022

KAMAN REPORTS FIRST QUARTER 2022 RESULTS

First Quarter 2022 Highlights:
•Results were in line with our expectations and we are maintaining company outlook for 2022
•Delivered year over year growth in Engineered Products
•Net sales: $158 million
•Gross Margin: 32.0%, a 120 basis point improvement over first quarter 2021
•Net earnings: $4.0 million
•Adjusted EBITDA*: $12.2 million; Adjusted EBITDA margin*: 7.7%
•Diluted earnings per share: $0.14 per share, $0.15 per share adjusted*

Table 1. Summary of Financial Results (unaudited)
Thousands of U.S. dollars (except share data)	Three Months Ended
	April 1, 2022	December 31, 2021	April 2, 2021
Net sales	$158,048	$175,147	$171,616
Net earnings	4,028	9,169	7,984
Adjusted EBITDA*	12,186	23,591	17,113
Adjusted EBITDA margin*	7.7%	13.5%	10.0%
Diluted earnings per share	$0.14	$0.33	$0.29
Adjusted diluted earnings per share*	0.15	0.48	0.29
*See the end of this release for an explanation of the Company's use of Adjusted EBITDA, Adjusted EBITDA margin, Free cash flow and Adjusted diluted earnings per share. See tables 5-9 for reconciliations to the most comparable GAAP measure.

BLOOMFIELD, Conn. (May 2, 2022) - Kaman Corp. (NYSE:KAMN) today reported financial results for the first fiscal quarter ended April 1, 2022.

"Overall company performance was in line with our expectations. In the first quarter, our Engineered Products segment benefited from robust sales into medical and industrial end markets and improving aerospace demand. This segment is poised for continued growth which is supported by strong order rates for these products leading to a backlog increase of 23 percent since the beginning of the year. Additionally, sales to Boeing and Airbus improved, making it the third quarter in a row of increased sales," said Ian K. Walsh, Chairman, President and Chief Executive Officer.

"In Precision Products, lower sales and margin were realized for our K-MAX® and JPF programs. During the quarter, we continued to support the transformation of this segment, increasing research and development investment in our air vehicles program as we progress on the implementation of autonomous technology in our growing family of unmanned aerial systems. We are working closely with the U.S. government and are pleased with the support of $7 million in new funding which will go towards the advancement of our autonomous logistics system. We are on target for a full scale model demonstration of our new KARGO UAV unmanned aerial system planned for the second half of the year."

"In our Structures segment, quarterly results were lower than the same period last year, however sales and margin are expected to improve over the course of the year. We continue to take meaningful steps to adjust our cost structure and capacity, while working to secure more complex structural programs aligned with our capabilities. In fact, during the quarter, we expanded our medical imaging program through a new partnership with Mirion Technologies, a major medical equipment manufacturer and were recently awarded a prototype contract for sophisticated composite panels for a leading satellite communication company."

"In April, we announced a new $50 million share repurchase program which supports our continued commitment to delivering value to our shareholders with our first priority of this program to limit future dilution from the issuance of shares under our employee stock plan. Our strong free cash flow generation allows us make strategic investments in our business while having the optionality for share repurchases and the ability to continue our dividend. Kaman is in a great position to execute on our strategy to provide meaningful shareholder returns," said Walsh.

Outlook

"Year to date, we have seen robust demand for Kaman's products with meaningful growth in our seals, springs and contacts products in our Engineered Products segment. This strength in order activity gives us confidence in the improvement we expect to see in our end markets in 2022. In our Precision Products segment, we are managing our programs with a focus on securing additional Joint Programmable Fuze DCS orders. In our Structures segment, we will continue to apply lean initiatives and reduce costs while seeking to expand into more profitable, complex structures programs. Over the course of the year, we expect to see improved performance for the company from product mix changes, timing of sales and a continued focus on operations excellence. As such, we are maintaining our full year guidance for 2022."

"Kaman is well placed with a highly capable leadership team and is committed to organic growth through new product innovation. In addition to investments in our products, we remain focused on adding new, more profitable businesses by leveraging our strong balance sheet. As we look for both organic and inorganic growth opportunities, we will be disciplined in our approach to capital allocation, making the right investments for our company," Walsh said.

KAMAN BUSINESS RESULTS DISCUSSION BY REPORTING SEGMENT
Kaman manages its portfolio through three segments: (1) Engineered Products; (2) Precision Products; and (3) Structures.

Engineered Products - Our Engineered Products segment serves the aerospace and defense, industrial and medical markets providing sophisticated, proprietary aircraft bearings and components; super precision, miniature ball bearings; and proprietary spring energized seals, springs and contacts.

Table 2. Engineered Products Results
Thousands of U.S. dollars	Three Months Ended
	April 1, 2022	December 31, 2021	April 2, 2021
Net sales	$81,452	$82,549	$71,779
Operating income	11,042	13,502	4,906
Adjusted EBITDA	17,269	20,082	11,496
Adjusted EBITDA margin	21.2%	24.3%	16.0%

Three months ended April 1, 2022 versus three months ended December 31, 2021 - Operating income decreased $2.5 million, Adjusted EBITDA decreased $2.8 million and margin decreased 310 basis points versus the fourth quarter of 2021. Compared to the prior period, results declined primarily due to lower volumes of bearings sold into military and commercial markets. This was partially offset by increased sales volumes of seals, springs and contacts for industrial and medical applications and higher sales volumes of aftermarket parts.

Three months ended April 1, 2022 versus three months ended April 2, 2021 - Operating income increased $6.1 million, Adjusted EBITDA increased $5.8 million and margin increased 520 basis points versus the first quarter of 2021. Results improved compared to the same period last year driven by increased volumes and margins of seals, springs and contacts for aerospace and medical applications and higher sales of commercial bearings and aftermarket products.

Precision Products - Our Precision Products segment serves the aerospace and defense markets providing precision safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; manufacture and support of our heavy lift K-MAX® manned helicopter, the K-MAX TITAN unmanned aerial system and the KARGO UAV unmanned aerial system, a purpose built autonomous medium lift logistics vehicle.

Table 3. Precision Products Results
Thousands of U.S. dollars	Three Months Ended
	April 1, 2022	December 31, 2021	April 2, 2021
Net sales	$47,549	$60,673	$60,533
Operating income	3,409	9,092	13,053
Adjusted EBITDA	4,440	10,133	14,084
Adjusted EBITDA margin	9.3%	16.7%	23.3%

Three months ended April 1, 2022 versus three months ended December 31, 2021 - Operating income decreased $5.7 million, Adjusted EBITDA decreased $5.7 million and margin decreased 740 basis points versus the fourth quarter of 2021. Compared to the prior period, results declined primarily due to lower sales and associated gross profit for our JPF and SH-2 programs.

Three months ended April 1, 2022 versus three months ended April 2, 2021 - Operating income decreased $9.6 million, Adjusted EBITDA decreased $9.6 million and margin decreased 1400 basis points versus the first quarter of 2021. Results declined compared to the same period last year, primarily due to lower K-MAX® sales, unfavorable K-MAX® blade exchanges and JPF sales mix. Additionally, results were impacted by increased R&D spend for new technologies.

Structures - Our Structures segment serves the aerospace and defense and medical end markets providing sophisticated complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft, and medical imaging solutions.

Table 4. Structures Results
Thousands of U.S. dollars	Three Months Ended
	April 1, 2022	December 31, 2021	April 2, 2021
Net sales	$29,047	$31,925	$39,304
Operating income (loss)	(617)	531	320
Adjusted EBITDA	289	1,420	1,181
Adjusted EBITDA margin	1.0%	4.4%	3.0%

Three months ended April 1, 2022 versus three months ended December 31, 2021 - Operating income decreased $1.1 million, Adjusted EBITDA decreased $1.1 million and margin decreased 340 basis points versus the fourth quarter of 2021. Compared to the prior period, results declined primarily due to lower sales in our AH-1Z program.

Three months ended April 1, 2022 versus three months ended April 2, 2021 - Operating income decreased $0.9 million, Adjusted EBITDA decreased $0.9 million and margin decreased 200 basis points versus the first quarter of 2021. Compared to the same period last year, results declined primarily due to lower sales in our AH-1Z and composite blade programs. This was partially offset by improved volumes and margins in our Rolls-Royce program.

Please see the MD&A section of the Company's Form 10-Q filed with the Securities and Exchange Commission concurrently with the issuance of this release for greater detail on our results and various company programs.

CONFERENCE CALL
A conference call has been scheduled for tomorrow, May 3, 2022, at 8:30 AM ET. The call will be accessible by telephone within the U.S. at (844) 473-0975 and from outside the U.S. at (562) 350-0826 (using the Conference I.D.: 3685246) or via the Internet at www.kaman.com. A replay will be available two hours after the call and can be accessed at (855) 859-2056 or (404) 537-3406 using the Conference I.D.: 3685246. In its discussion, management may reference certain non-GAAP financial measures related to company performance. A reconciliation of that information to the most directly comparable GAAP measures is provided in this release. In addition, a supplemental presentation relating to the first quarter 2022 results will be posted to the Company’s website prior to the earnings call at www.kaman.com/investors/quarterly-earnings-calls.

ABOUT KAMAN CORPORATION
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut, conducts business in the aerospace & defense, industrial and medical markets. Kaman produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; proprietary spring energized seals, springs and contacts; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; manufacture and support of our heavy lift K-MAX® manned helicopter, the K-MAX TITAN unmanned helicopter and the KARGO UAV unmanned aerial system, a purpose built autonomous medium lift logistics vehicle. More information is available at www.kaman.com.

NON-GAAP MEASURES DISCLOSURE
Management believes that the Non-GAAP financial measures (i.e. financial measures that are not computed in accordance with Generally Accepted Accounting Principles) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the Non-GAAP measures used in this release and other disclosures as follows:

Adjusted EBITDA and Adjusted EBITDA margin - Adjusted EBITDA for the consolidated company results is defined as net earnings before interest, taxes, other expense (income), net, depreciation and amortization and certain items that are not indicative of the operating performance of the Company for the periods presented. Adjusted EBITDA for the segments is defined as operating income before depreciation and amoritization. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percent of Net sales. Management believes Adjusted EBITDA and Adjusted EBITDA margin provide an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods because they provide a view of our operations that excludes items that management believes are not reflective of operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as Other expense (income), net and certain items that are not indicative of the operating performance of the Company for the period presented. Adjusted EBITDA and Adjusted EBITDA margin are not presented as an alternative measure of operating performance, as determined in accordance with GAAP. The following tables illustrate the calculation of Adjusted EBITDA:

Table 5. Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)
	Three Months Ended
Thousands of U.S. dollars	April 1, 2022
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Net sales	$158,048	$81,452	$47,549	$29,047	$—

Net earnings	4,028

Interest expense, net	2,481
Income tax expense (benefit)	1,307
Non-service pension and post retirement benefit income	(5,263)
Other expense (income), net	504
Operating income (loss)	$3,057	$11,042	$3,409	$(617)	$(10,777)
Depreciation and amortization	8,832	6,227	1,031	906	668
Restructuring and severance costs	169	—	—	—	169
Cost associated with corporate development activities	128	—	—	—	128
Other Adjustments	$9,129	$6,227	$1,031	$906	$965

Adjusted EBITDA	$12,186	$17,269	$4,440	$289	$(9,812)
Adjusted EBITDA margin	7.7%	21.2%	9.3%	1.0%
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $0.2 million of unallocated expenses that are shown on the Consolidated Statement of Earnings as their own line items.

Table 6. Adjusted EBITDA and Adjusted EBITDA margin (unaudited)
	Three Months Ended
Thousands of U.S. dollars	December 31, 2021
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Net sales	$175,147	$82,549	$60,673	$31,925	$—

Net earnings	9,169

Interest expense, net	4,058
Income tax expense (benefit)	6,676
Non-service pension and post retirement benefit income	(6,397)
Other expense (income), net	(417)
Operating income (loss)	$13,089	$13,502	$9,092	$531	$(10,036)
Depreciation and amortization	9,180	6,580	1,041	889	670
Restructuring and severance costs	675	—	—	—	675
Cost associated with corporate development activities	647	—	—	—	647
Other Adjustments	$10,502	$6,580	$1,041	$889	$1,992

Adjusted EBITDA	$23,591	$20,082	$10,133	$1,420	$(8,044)
Adjusted EBITDA margin	13.5%	24.3%	16.7%	4.4%
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $0.7 million of unallocated expenses that are shown on the Consolidated Statement of Earnings as their own line items.

Table 7. Adjusted EBITDA and Adjusted EBITDA margin (unaudited)
	Three Months Ended
Thousands of U.S. dollars	April 2, 2021
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Net sales	$171,616	$71,779	$60,533	$39,304	$—

Net earnings	7,984

Interest expense, net	4,251
Income tax expense (benefit)	207
Non-service pension and post retirement benefit income	(6,643)
Income from TSA	(475)
Other expense (income), net	289
Operating income (loss)	$5,613	$4,906	$13,053	$320	$(12,666)
Depreciation and amortization	9,209	6,590	1,031	861	727
Restructuring and severance costs	1,352	—	—	—	1,352
Costs from transition service agreement	705	—	—	—	705
Loss on sale of business	234	—	—	—	234
Other Adjustments	$11,500	$6,590	$1,031	$861	$3,018

Adjusted EBITDA	$17,113	$11,496	$14,084	$1,181	$(9,648)
Adjusted EBITDA margin	10.0%	16.0%	23.3%	3.0%
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $2.3 million of unallocated expenses that are shown on the Consolidated Statement of Earnings as their own line items.

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share - Adjusted net earnings and adjusted diluted earnings per share are defined as GAAP "Net earnings" and "Diluted earnings per share", less items that are not indicative of the operating performance of the business for the periods presented. Management uses adjusted net earnings and adjusted diluted earnings per share to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance. The following table illustrates the calculation of adjusted net earnings and adjusted diluted earnings per share:

Table 8. Adjusted Net Earnings and Adjusted Diluted Earnings per Share (unaudited)
Thousands of U.S. dollars (except share data)
	Three Months Ended			Three Months Ended
	April 1, 2022			April 2, 2021
	Pre-Tax	Tax-Effected	Diluted EPS	Pre-Tax	Tax-Effected	Diluted EPS
Net earnings	$5,335	$4,028	$0.14	$8,191	$7,984	$0.29

Adjustments:
Restructuring and severance costs	169	128	0.01	1,352	1,079	0.03
Costs associated with corporate development activities	128	97	—	—	—	—
Costs from transition services agreement	—	—	—	705	563	0.02
Income from transition services agreement	—	—	—	(475)	(379)	(0.01)
Tax benefit on sale of UK operations	—	—	—	(1,512)	(1,512)	(0.05)
Loss on sale of business	—	—	—	234	234	0.01
Adjustments	$297	$225	$0.01	$304	$(15)	$0.00

Adjusted net earnings	$5,632	$4,253	$0.15	$8,495	$7,969	$0.29

Diluted weighted average shares outstanding			28,082			27,867

				Three Months Ended
				December 31, 2021
				Pre-Tax	Tax-Effected	Diluted EPS
Net earnings				$15,845	$9,169	$0.33

Adjustments:
Restructuring and severance costs				675	530	0.02
Costs associated with corporate development activities				647	508	0.02
Tax-related items				3,131	3,131	0.11
Adjustments				$4,453	$4,169	$0.15

Adjusted net earnings				$20,298	$13,338	$0.48

Diluted weighted average shares outstanding						27,898

Free Cash Flow - Free cash flow is defined as GAAP “Net cash provided by (used in) operating activities” in a period less “Expenditures for property, plant & equipment” in the same period. Management believes free cash flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Free cash flow should not be viewed as representing the residual cash flow available for discretionary expenditures such as dividends to shareholders or acquisitions. Management uses free cash flow internally to assess overall liquidity. The following table illustrates the calculation of free cash flow.

Table 9. Free Cash Flow (unaudited)
Thousands of U.S. dollars	Three Months Ended				Last Twelve Months
	July 2, 2021	October 1, 2021	December 31, 2021	April 1, 2022	April 1, 2022
Net cash provided by (used in) operating activities	$(12,308)	$28,846	$34,575	$(1,017)	$50,096
Expenditures for property, plant & equipment	(3,424)	(3,262)	(6,166)	(6,877)	(19,729)
Free cash flow	$(15,732)	$25,584	$28,409	$(7,894)	$30,367

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (ii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (iii) the global economic impact of the COVID-19 pandemic; (iv) changes in geopolitical conditions in countries where the Company does or intends to do business; (v) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (vi) the timely receipt of any necessary export approvals and/or other licenses or authorizations from the USG; (vii) timely satisfaction or fulfillment of material contractual conditions precedents in customer purchase orders, contracts, or similar arrangements; (viii) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (ix) the successful resolution of government inquiries or investigations relating to our businesses and programs; (x) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (xi) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (xii) the receipt and successful execution of production orders under the Company's existing USG JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (xiii) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investments in the K-MAX® production line; (xiv) the accuracy of current cost estimates associated with environmental remediation activities; (xv) the profitable integration of acquired businesses into the Company's operations; (xvi) the ability to recover from cyber-based or other security attacks, information technology failures or other disruptions; (xvii) changes in supplier sales or vendor incentive policies; (xviii) the ability of our suppliers to satisfy their performance obligations, including any supply chain disruptions; (xix) the effects of price increases or decreases; (xx) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze, including the ultimate determination of the USG's share of any pension curtailment adjustment calculated in accordance with CAS 413; (xxi) future levels of indebtedness and capital expenditures; (xxii) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xxiii) the effects of currency exchange rates and foreign competition on future operations; (xxiv) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxv) future repurchases and/or issuances of common stock;(xxvi) the occurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; (xxvii) the ability to recruit and retain skilled employees; and (xxviii) other risks and uncertainties set forth herein and in our 2021 Form 10-K and our first quarter 2022 Form 10-Q filed May 2, 2022.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Contact:
Kary Bare
Investor Relations
(860) 243-7485
kary.bare@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Thousands of U.S. dollars, except share data) (unaudited)

	Three Months Ended
	April 1, 2022	April 2, 2021
Net sales	$158,048	$171,616
Cost of sales	107,461	118,711
Gross profit	50,587	52,905
Selling, general and administrative expenses	39,721	38,128
Research and development costs	5,113	4,226
Intangible asset amortization expense	2,467	2,637
Costs from transition services agreement	—	705
Restructuring and severance costs	169	1,352
Loss on sale of business	—	234
Net loss on sale of assets	60	10
Operating income	3,057	5,613
Interest expense, net	2,481	4,251
Non-service pension and post retirement benefit income	(5,263)	(6,643)
Income from transition services agreement	—	(475)
Other income, net	504	289
Net earnings before income taxes	5,335	8,191
Income tax expense	1,307	207
Net earnings	$4,028	$7,984

Earnings per share:
Basic earnings per share	$0.14	$0.29
Diluted earnings per share	$0.14	$0.29
Average shares outstanding:
Basic	27,950	27,815
Diluted	28,082	27,867

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Thousands of U.S. dollars, except share data) (unaudited)

	April 1, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$129,097	$140,800
Accounts receivable, net	68,824	73,524
Contract assets	99,360	112,354
Contract costs, current portion	841	850
Inventories	209,527	193,100
Income tax refunds receivable	14,241	13,832
Other current assets	14,506	12,083
Total current assets	536,396	546,543
Property, plant and equipment, net of accumulated depreciation of $256,512 and $251,888, respectively	197,073	197,822
Operating right-of-use assets, net	10,066	11,011
Goodwill	238,074	240,681
Other intangible assets, net	134,990	138,074
Deferred income taxes	15,601	15,717
Contract costs, noncurrent portion	10,114	10,249
Other assets	37,941	38,385
Total assets	$1,180,255	$1,198,482
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable – trade	$41,446	$42,134
Accrued salaries and wages	27,668	38,892
Contract liabilities, current portion	2,808	2,945
Operating lease liabilities, current portion	4,333	4,502
Income taxes payable	443	386
Other current liabilities	35,002	32,076
Total current liabilities	111,700	120,935
Long-term debt, excluding current portion, net of debt issuance costs	197,297	189,421
Deferred income taxes	6,137	6,506
Underfunded pension	16,310	21,786
Contract liabilities, noncurrent portion	16,528	16,528
Operating lease liabilities, noncurrent portion	6,380	7,140
Other long-term liabilities	39,155	39,837
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 30,550,123 and 30,434,269 shares issued, respectively	30,550	30,434
Additional paid-in capital	238,417	248,153
Retained earnings	755,519	750,445
Accumulated other comprehensive income (loss)	(115,841)	(111,385)
Less 2,591,242 and 2,573,896 shares of common stock, respectively, held in treasury, at cost	(121,897)	(121,318)
Total shareholders’ equity	786,748	796,329
Total liabilities and shareholders’ equity	$1,180,255	$1,198,482

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Thousands of U.S. dollars) (unaudited)

	Three Months Ended
	April 1, 2022	April 2, 2021
Cash flows from operating activities:
Net earnings	$4,028	$7,984
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	8,832	9,209
Amortization of debt issuance costs	442	424
Accretion of convertible notes discount	—	738
Provision for doubtful accounts	135	173
Loss on sale of business	—	234
Net loss on sale of assets	60	10
Net loss on derivative instruments	449	590
Stock compensation expense	2,081	1,743
Deferred income taxes	(1,247)	1,793
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	4,307	50,254
Contract assets	12,973	(5,704)
Contract costs	144	(432)
Inventories	(17,285)	(13,655)
Income tax refunds receivable	(410)	418
Operating right of use assets	915	799
Other assets	(2,249)	1,042
Accounts payable - trade	(612)	(14,707)
Contract liabilities	(137)	(5,439)
Operating lease liabilities	(899)	(908)
Acquired retention plan payments	—	(25,108)
Other current liabilities	(10,581)	(6,796)
Income taxes payable	53	1,173
Pension liabilities	(1,876)	(5,452)
Other long-term liabilities	(140)	(798)
Net cash used in operating activities	(1,017)	(2,415)
Cash flows from investing activities:
Proceeds from sale of business, net of cash on hand	—	(3,428)
Expenditures for property, plant & equipment	(6,877)	(4,678)
Other, net	424	6
Net cash used in investing activities	(6,453)	(8,100)
Cash flows from financing activities:
Purchase of treasury shares	(575)	(344)
Dividends paid	(5,572)	(5,545)
Other, net	2,112	1,205
Net cash used in financing activities	(4,035)	(4,684)
Net decrease in cash and cash equivalents	(11,505)	(15,199)
Effect of exchange rate changes on cash and cash equivalents	(198)	(166)
Cash and cash equivalents and restricted cash at beginning of period	140,800	136,089
Cash and cash equivalents and restricted cash at end of period	$129,097	$120,724